UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2006 (January 30, 2006)

SYMYX TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27765	77-0397908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Central Expressway Santa Clara, California		95051
(Address of Principal Executive Offices)		(Zip Code)

(408) 764-2000

(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 30, 2006, Peter Schultz, a director of Symyx Technologies, Inc. (the “Company”), indicated that he will retire as a director of the Company at the next annual meeting of stockholders.  Dr. Schultz is a co-founder of the Company and has served as a director for more than eleven years.  The Board will initiate a search for a replacement. Presently the Company has 8 directors.

Dr. Schultz is a co-founder of Symyx and will continue to work with the Company as an advisor. He has been instrumental in guiding the development of new opportunities within the Company, including the founding and spin out of Ilypsa, a privately-held biopharmaceutical company.  Dr. Schultz currently serves as Institute Director of the Genomics Institute of the Novartis Research Foundation in San Diego, California, and is a professor at the Scripps Research Institute.

The Board wishes to express its gratitude and deep appreciation to Peter Schultz for his creativity, guidance and support. Dr. Schultz’s decision to retire did not result from any dispute or disagreement between Dr. Schultz and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYMYX TECHNOLOGIES, INC.
(Registrant)

Date: February 2, 2006	By:	/s/ Jeryl L. Hilleman
Jeryl L. Hilleman
Executive Vice President,
Chief Financial Officer
(Principal Financial and Accounting Officer)